Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (See File No. 333-17883, effective December 31, 1996, File No. 333-119664, effective October 12, 2004 and File No. 333-167679, effective June 22, 2010) of our report dated March 30, 2020, with respect to the consolidated financial statements of Inrad Optics, Inc. and Subsidiaries included in the Annual Report on Form 10-K as of and for the years ended December 31, 2019 and 2018.

/s/ PKF O’Connor Davies, LLP

March 30, 2020

New York, NY